                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                                October 16, 1996

                              Commodore Media, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


     33-92732                                                  13-3034720
(Commission File No.)                                        (IRS Employer
                                                           Identification No.)

 500 Fifth Avenue, Ste. 3000, New York, NY                         10110
(Address of principal executive offices)                        (Zip Code)

                                 (212) 302-2727
               Registrant's telephone number, including area code

                                 not applicable
          (Former Name of Former Address, if Changed Since Last Report)


                               Page 1 of 26 Pages

                         TABLE OF ADDITIONAL REGISTRANTS



                                                  STATE OR OTHER         PRIMARY STANDARD      I.R.S. EMPLOYER
                        NAME                     JURISDICTION OF            INDUSTRIAL          IDENTIFICATION
                                                   INCORPORATION          CERTIFICATION              NUMBER
                                                                             NUMBER

Commodore Media of Delaware, Inc.                    Delaware                   4832              51-0286804

Commodore Media of Kentucky, Inc.                    Delaware                   4832              61-0997863

Commodore Media of Pennsylvania, Inc.                Delaware                   4832              23-2207457

Commodore Media of Norwalk, Inc.                     Delaware                   4832              06-1277523

Commodore Media of Florida, Inc.                     Delaware                   4832              59-2813110

Commodore Media of Westchester, Inc.                 Delaware                   4832              13-3356485

Commodore Holdings, Inc.                             Delaware                   4832              13-3858506

Danbury Broadcasting, Inc.                           Connecticut                4832              13-3653113


                              Page 2 of 26 Pages

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired

         Adventure Communications, Inc.

         -        Independent Auditor's Report

         - Balance Sheets at December 31, 1994 and 1995 and September 30, 1995 & 1996 (unaudited)

         - Statements of Operations for the years ended December 31, 1993, 1994 and 1995, and for the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)

         - Statements of Divisional Equity (Deficit) for the years ended December 31, 1993, 1994 and 1995, and for the nine months ended September 30, 1996 (unaudited)

         - Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995, and for the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)

         -        Notes to Financial Statements

(b)      Pro forma Financial Information.

         Commodore Media:

         - Unaudited Pro Forma Consolidated Statement of Operations for the Twelve Months Ended December 31, 1995

         - Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 29, 1996

         -        Notes to Unaudited Pro Forma Consolidated Statements of
                  Operations

         -        Unaudited Pro Forma Consolidated Balance Sheet at September
                  29, 1996

         -        Notes to Unaudited Pro Forma Consolidated Balance Sheet


                              Page 3 of 26 Pages

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Adventure Communications--Huntington
(Division of Adventure Communications, Inc.)

     We have audited the accompanying balance sheets of Adventure Communications--Huntington (Division of Adventure Communications, Inc.) as of December 31, 1995 and 1994, and the related statements of operations, division's equity (deficit), and cash flows for the three years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adventure
Communications--Huntington (Division of Adventure Communications, Inc.) as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the three years ended December 31, 1995 in conformity with generally accepted accounting principles.
                                          BROWN, EDWARDS & CO., LLP

Bluefield, West Virginia
May 1, 1996



                             Page 4 of 26 Pages

                      ADVENTURE COMMUNICATIONS--HUNTINGTON
                  (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                                 BALANCE SHEETS

                                                     DECEMBER 31,                 SEPTEMBER 30,
                                                -----------------------     -----------------------
                                                   1994         1995           1995         1996
                                                                            (UNAUDITED)  (UNAUDITED)
                    ASSETS
CURRENT ASSETS
  Cash........................................  $  271,000   $  105,926     $  187,265   $   94,830
  Accounts receivable, less allowance for
     doubtful accounts of $48,000, $66,000,
     $35,328 and $69,367 on December 31, 1994
     and 1995 and September 30, 1995 and 1996,
     respectively (Note 7)....................     535,031      647,986        736,949       32,974
  Prepaid assets..............................       8,310        1,325          1,400          425
  Other receivables...........................      40,162       43,120          2,165       36,865
  Deferred income taxes (Note 5)..............          --       26,400         26,400       26,400
                                                ----------   ----------     ----------   ----------
          Total current assets................     854,503      824,757        954,179      191,494
                                                ----------   ----------     ----------   ----------
PROPERTY AND EQUIPMENT, NET
  (Notes 3 and 7).............................   1,090,102    1,225,957      1,283,607    1,078,830
                                                ----------   ----------     ----------   ----------
INTANGIBLES, NET (Note 4).....................      59,727      135,140        138,537      120,528
                                                ----------   ----------     ----------   ----------
                                                $2,004,332   $2,185,854     $2,376,323   $1,390,852
                                                ==========   ==========     ==========   ==========
               LIABILITIES AND
              DIVISION'S EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.......  $  148,848   $  177,321     $  202,508   $   60,456
  Inter-divisional payable (Note 6)...........   2,327,152    2,282,170      2,438,634    1,567,172
                                                ----------   ----------     ----------   ----------
          Total current liabilities...........   2,476,000    2,459,491      2,641,142    1,627,628
                                                ----------   ----------     ----------   ----------
Commitment (Note 7)...........................          --           --             --           --
DIVISION'S EQUITY (DEFICIT)...................    (471,668)    (273,637)      (264,819)    (236,776)
                                                ----------   ----------     ----------   ----------
                                                $2,004,332   $2,185,854     $2,376,323   $1,390,852
                                                ==========   ==========     ==========   ==========

The Notes to Financial Statements are an integral part of these statements.

                              Page 5 of 26 Pages

                      ADVENTURE COMMUNICATIONS--HUNTINGTON
                  (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                            STATEMENTS OF OPERATIONS

                                                                                NINE MONTHS ENDED
                                          YEARS ENDED DECEMBER 31,                SEPTEMBER 30,
                                    ------------------------------------     --------------------------
                                       1993         1994         1995           1995         1996
                                                                             (UNAUDITED)    (UNAUDITED)
Advertising revenue...............  $2,370,460   $2,718,483   $3,352,771      $2,544,764     $  784,194
Agency commissions................     109,983     (144,313)    (187,292)       (138,048)       (51,043)
                                    ----------   ----------   ----------      ----------     ----------
          Net revenue.............   2,260,477    2,574,170    3,165,479       2,406,716        733,151
Other operating revenue...........      27,218       22,060       36,225          29,062        533,475
                                    ----------   ----------   ----------      ----------     ----------
          Total revenue...........   2,287,695    2,596,230    3,201,704       2,435,778      1,266,626
                                    ----------   ----------   ----------      ----------     ----------
Operating expenses (Note 6):
  Station operating expenses......   1,472,000    1,657,235    2,118,139       1,537,381        607,220
  Corporate expenses..............     369,077      413,117      572,980         435,156        435,000
  Depreciation....................      88,635       97,374      230,600         172,950        147,425
  Amortization....................       8,932        9,511       13,587          10,190         18,333
                                    ----------   ----------   ----------      ----------     ----------
                                     1,938,644    2,177,237    2,935,306       2,155,677      1,207,978
                                    ----------   ----------   ----------      ----------     ----------
          Operating income
            (loss)................     349,051      418,993      266,398         280,101         58,648
Interest income...................       4,558        7,753        7,273           4,996          2,783
                                    ----------   ----------   ----------      ----------     ----------
          Income (loss) before
            taxes.................     353,609      426,746      273,671         285,097         61,431
(Provision) benefit for income
  taxes (Note 5)..................          --           --      (75,640)        (78,248)       (24,570)
                                    ----------   ----------   ----------      ----------     ----------
          Net income (loss).......  $  353,609   $  426,746   $  198,031      $  206,849     $   36,861
                                    ==========   ==========   ==========      ==========     ==========

The Notes to Financial Statements are an integral part of these statements.

                              Page 6 of 26 Pages

                      ADVENTURE COMMUNICATIONS--HUNTINGTON
                  (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                   STATEMENTS OF DIVISION'S EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

Balance, December 31, 1992......................................................  $(1,252,023)
  1993 net income...............................................................      353,609
                                                                                  -----------
Balance, December 31, 1993......................................................     (898,414)
  1994 net income...............................................................      426,746
                                                                                  -----------
Balance, December 31, 1994......................................................     (471,668)
  1995 net income...............................................................      198,031
                                                                                  -----------
Balance, December 31, 1995......................................................     (273,637)
  Nine months ended September 30, 1996 net income (unaudited)...................       36,861
                                                                                  -----------
Balance, September 30, 1996 (unaudited).........................................  $  (236,776)
                                                                                  ===========

The Notes to Financial Statements are an integral part of these statements.

                              Page 7 of 26 Pages

                      ADVENTURE COMMUNICATIONS--HUNTINGTON
                  (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                                   NINE MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                                            -----------------------------------   ---------------------
                                              1993        1994         1995         1995        1996
                                                                                  (UNAUDITED) (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES
  Net income (loss)........................ $ 353,609   $ 426,746   $   198,031   $ 206,849  $   36,861
  Adjustments to reconcile net income
     (loss) to net cash provided by
     operating activities:
     Depreciation and amortization.........    97,567     106,885       244,187     183,140     165,758
     Deferred income taxes.................        --          --       (26,400)    (26,400)         --
  Changes in current assets and
     liabilities:
     (Increase) decrease in:
       Accounts receivable.................   (77,872)   (115,602)     (112,955)   (201,918)    615,012
       Prepaid expenses and other
          receivables......................    25,720      15,506         4,027      44,907       7,155
     (Decrease) increase in:
       Accounts payable and accrued
          expenses.........................     2,317      (5,421)       28,473      53,660    (116,865)
                                            ---------   ---------     ---------   ---------   ---------
          Net cash provided by operating
            activities.....................   401,341     428,114       335,363     260,238     707,921
                                            ---------   ---------     ---------   ---------   ---------
CASH FLOW FROM INVESTING ACTIVITIES
  Purchase of property and
     equipment.............................   (52,697)   (391,518)     (366,455)   (366,455)     (4,019)
  Purchase of intangible assets............        --     (35,000)      (89,000)    (89,000)         --
                                            ---------   ---------     ---------   ---------   ---------
          Net cash used in investing
            activities.....................   (52,697)   (426,518)     (455,455)   (455,455)     (4,019)
                                            ---------   ---------     ---------   ---------   ---------
CASH FLOW FROM FINANCING ACTIVITIES
  Increase in inter-divisional payable.....   369,077     813,117       975,018     731,482     435,002
  Repayment of inter-divisional payable....  (580,000)   (850,000)   (1,020,000)   (620,000) (1,150,000)
                                            ---------   ---------     ---------   ---------   ---------
          Net cash used in financing
            activities.....................  (210,923)    (36,883)      (44,982)    111,482    (714,998)
                                            ---------   ---------     ---------   ---------   ---------
          Increase (decrease) in cash......   137,721     (35,287)     (165,074)    (83,735)    (11,096)
CASH
  Beginning................................   168,566     306,287       271,000     271,000     105,926
                                            ---------   ---------     ---------   ---------   ---------
  Ending................................... $ 306,287   $ 271,000   $   105,926   $ 187,265   $  94,830
                                            =========   =========     =========   =========   =========
SUPPLEMENTAL SCHEDULE OF
  NONCASH TRANSACTIONS
  Barter revenue........................... $ 142,065   $ 181,861   $   233,219   $ 140,505   $  60,393
                                            =========   =========     =========   =========   =========
  Barter expense........................... $ 142,370   $ 202,653   $   163,100   $  88,082   $  61,019
                                            =========   =========     =========   =========   =========

The Notes to Financial Statements are an integral part of these statements.

                              Page 8 of 26 Pages

                      ADVENTURE COMMUNICATIONS--HUNTINGTON
                  (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                     (INFORMATION FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)
                               DECEMBER 31, 1995

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

  Nature of business:

     Adventure Communications--Huntington (the Division) is a division of Adventure Communications, Inc. (the Company). The Company's principal business is the operation of AM and FM radio broadcasting stations in the areas of Bluefield and Huntington, West Virginia; Statesville, North Carolina; and Hilton Head, South Carolina. The Division operates WKEE-AM and FM, WBVB-FM, WZZW-AM and WIRO-AM (the Stations).

     The Company also has joint operating and marketing agreements with other radio stations located in the Huntington area. Under these agreements, the Company is responsible for various promotional and marketing activities of the Stations. Revenue and expenses resulting from these agreements are included in the Division's operations.

     On April 8, 1996, the Company entered into an asset purchase agreement to sell substantially all the assets relating to the operations of the Stations (Note 11).

  Revenue recognition:

     Advertising revenue is recognized in the accounting period which corresponds with the broadcast of the advertisement. Barter revenue is reported when advertisements are broadcast and barter merchandise or services received are expensed when used. Barter transactions are valued at the market value of the broadcast time which approximates the market value of the product or services received.

  Property and equipment:

     Property and equipment are recorded at cost and are depreciated over their estimated useful lives using straight-line and accelerated methods.

  Valuation of receivables:

     The Division provides for bad debts under the reserve method which charges current operations for estimated uncollectibles based upon the Division's collection experience and an evaluation of the receivables at year end.

  Intangible assets:

     Acquisition costs (non-compete covenants and goodwill) in excess of the net tangible assets of acquired radio stations are amortized on a straight-line basis over periods of up to 15 years, and are included in the financial statements at cost less accumulated amortization.

  Income taxes:

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the allowance for doubtful accounts which is not deductible for income tax return purposes until the accounts are written off as uncollectible. The deferred tax asset represents the future tax return deduction.

     Effective January 1, 1995, the Company revoked its S Corporation election and became a taxable entity. Previously, its income and losses were included in the personal tax returns of the stockholders, and the Company did not record an income tax provision or benefit.

                              Page 9 of 26 Pages

                     ADVENTURE COMMUNICATIONS--HUNTINGTON
                 (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                    (INFORMATION FOR THE NINE MONTHS ENDED
                  SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)
                              DECEMBER 31, 1995

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Statement of cash flows:

     Separate disclosures have not been made for cash paid for interest and income taxes because these amounts are included in inter-divisional transactions with the Company.

  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2.  ACQUISITIONS

     In November 1994, the Company purchased selected assets of an AM radio station in Milton, West Virginia. The acquisition was accounted for by the purchase method, and the statement of income includes the results of operations of this station from the date of acquisition.

        Property and equipment............................................  $365,000
        Intangibles.......................................................    35,000
                                                                            --------
                                                                            $400,000
                                                                            ========

     In June 1995, the Company purchased selected assets of an AM radio station in Ironton, Ohio. The acquisition was accounted for by the purchase method, and the statement of income includes the results of operations of this station from the date of acquisition.

        Property and equipment............................................  $211,000
        Intangibles.......................................................    89,000
                                                                            --------
                                                                            $300,000
                                                                            ========

     Pro forma results of operations from these acquisitions were not material to the Division's operations. Therefore, such information has not been presented.

NOTE 3.  PROPERTY AND EQUIPMENT

     Major classes of property and equipment are as follows:

                                              DECEMBER 31,                  SEPTEMBER 30,
                                        -------------------------     -------------------------
                                           1994           1995           1995           1996
    Land and improvements.............  $   50,000     $   60,000     $   60,000     $   60,000
    Buildings and improvements........     520,557        550,557        550,557        551,318
    Broadcasting equipment............   1,482,136      1,735,498      1,735,498      1,735,848
    Furniture and fixtures............     119,846        124,756        124,756        124,756
    Transportation equipment..........       4,480         22,280         22,280         22,280
    Computer and office equipment.....     137,033        187,416        187,416        190,323
                                        ----------     ----------     ----------     ----------
                                         2,314,052      2,680,507      2,680,507      2,684,525
    Less accumulated depreciation.....   1,223,950      1,454,550      1,396,900      1,605,695
                                        ----------     ----------     ----------     ----------
                                        $1,090,102     $1,225,957     $1,283,607     $1,078,830
                                        ==========     ==========     ==========     ==========

                             Page 10 of 26 Pages

                     ADVENTURE COMMUNICATIONS--HUNTINGTON
                 (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                    (INFORMATION FOR THE NINE MONTHS ENDED
                  SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)
                              DECEMBER 31, 1995

NOTE 4.  INTANGIBLES

     Intangibles are stated at cost, net of amortization and consist of the following:

                                                  DECEMBER 31,              SEPTEMBER 30,
                                              ---------------------     ---------------------
                                                1994         1995         1995         1996
    Non-compete covenant....................  $ 10,000     $ 20,000     $ 20,000     $ 20,000
    Goodwill................................    99,317      163,317      163,317      163,317
    License fees............................    15,000       30,000       30,000       30,000
                                              --------     --------     --------     --------
                                               124,317      213,317      213,317      213,317
    Less accumulated amortization...........    64,590       78,177       74,780       92,789
                                              --------     --------     --------     --------
                                              $ 59,727     $135,140     $138,537     $120,528
                                              ========     ========     ========     ========

NOTE 5.  INCOME TAXES

     The (provision) benefit for income taxes consists of the following components:

                                                                           NINE MONTHS ENDED
                                                          YEAR ENDED         SEPTEMBER 30,
                                                         DECEMBER 31,     --------------------
                                                             1995           1995          1996
    Current (expense) benefit..........................   $ (102,040)     $(104,648)     $(24,570)
    Deferred...........................................       26,400         26,400           --
                                                         ------------     ---------      --------
         (Provision) benefit for income taxes..........   $  (75,640)     $ (78,248)     $(24,570)
                                                          ==========      =========      ========

     Income tax (expense) benefit differs from the statutory federal rate of 34% as follows:

                                                                            NINE MONTHS ENDED
                                                          YEAR ENDED          SEPTEMBER 30,
                                                         DECEMBER 31,     ----------------------
                                                             1995          1995            1996
    Tax (expense) benefit..............................   $ (109,468)     $(114,048)      $(24,570)
    Non-deductible items...............................       (4,172)        (2,200)           --
    Change in tax status...............................       38,000         38,000            --
                                                         ------------     --------        --------
         (Provision) benefit for income taxes..........   $  (75,640)     $ (78,248)      $(24,570)
                                                          ==========      =========       ========

     As discussed in Note 1, the Company changed its tax status from nontaxable to taxable effective for 1995. Accordingly, the deferred tax asset of approximately $38,000 at the date that the termination election became effective has been recorded through a charge to the tax provision for 1995.

NOTE 6.  INTER-DIVISIONAL TRANSACTIONS

     The Company has allocated to the Division various expenses it incurred for corporate services, overhead and interest costs. The amounts included in corporate services and overhead allocations are comprised mainly of corporate office salaries, related payroll taxes and employee benefits, professional fees and administrative expenses. These costs have been allocated based on revenues of the Division compared to total revenues of the Company. Management believes the amounts allocated to the Division have been computed and charged to the Division on a reasonable basis.

                             Page 11 of 26 Pages

                     ADVENTURE COMMUNICATIONS--HUNTINGTON
                 (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                    (INFORMATION FOR THE NINE MONTHS ENDED
                  SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)
                              DECEMBER 31, 1995

NOTE 6.  INTER-DIVISIONAL TRANSACTIONS--(CONTINUED)
     The Division is obligated to the Company for monies received from the Company for the original purchase of the Stations as well as the allocated expenses mentioned above. The Division, in return, transfers cash to the Company that is in excess of its operating needs. These transactions are conducted on an interest free basis. The inter-divisional payable is analyzed below:

                                                  DECEMBER 31,                  SEPTEMBER 30,
                                           --------------------------     -------------------------
                                              1994           1995            1995           1996
Balance, beginning.......................  $2,364,035     $ 2,327,152     $2,327,152     $2,282,170
Allocations of corporate costs to the
  Division...............................     413,117         675,018        431,482        435,002
Purchase of Stations.....................     400,000         300,000        300,000             --
Cash transfers...........................    (850,000)     (1,020,000)      (620,000)    (1,150,000)
                                           ----------     -----------     ----------     ----------
Balance, ending..........................  $2,327,152     $ 2,282,170     $2,438,634     $1,567,172
                                           ==========     ===========     ==========     ==========

NOTE 7.  COMMITMENT

     Adventure Communications Inc. is obligated for long-term debt of approximately $6,900,000 for which substantially all assets of the Company (including the Division) are pledged as collateral. At December 31, 1995, the book value of total assets of the Company exceeds the long-term debt. Approximately $3,700,000 of the debt is also secured by a $4,000,000 life insurance policy on the majority stockholder of the Company.

     A note payable to the majority stockholder of the Company of $2,400,000 is included in the $6,900,000 debt referred to above.

NOTE 8.  EMPLOYEE BENEFIT PLANS

     The Company has a contributory profit sharing plan covering all full time employees with one or more years of service. The plan provides for annual employer contributions on a discretionary basis as determined by the Board of Directors. No contributions were made to the plan in 1993, 1994 or 1995.

     The Company also has a 401(k) retirement plan, whereby participants may contribute a percentage of their compensation.

     The Company's matching contribution percentage (which is determined annually by the Company) is limited to 10% of the participant's compensation for each plan year. The Division's contributions were approximately $8,600, $9,400 and $8,200 for the years ended December 31, 1993, 1994 and 1995, respectively.

NOTE 9.  OPERATING LEASES

     The Division leases certain transmission towers and automobiles under non-cancelable lease agreements. These leases have been classified as operating leases; and accordingly, all rents are charged to operations as incurred.

                             Page 12 of 26 Pages

                     ADVENTURE COMMUNICATIONS--HUNTINGTON
                 (DIVISION OF ADVENTURE COMMUNICATIONS, INC.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                    (INFORMATION FOR THE NINE MONTHS ENDED
                  SEPTEMBER 30, 1995 AND 1996 IS UNAUDITED)
                              DECEMBER 31, 1995

NOTE 9.  OPERATING LEASES--(CONTINUED)
     The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1995:

        YEAR ENDING DECEMBER 31:
        1996...............................................................  $15,630
        1997...............................................................    8,500
        1998...............................................................    2,400
        1999...............................................................    2,400
        2000...............................................................    2,400
                                                                             -------
        Total minimum payments required....................................  $31,330
                                                                             =======

     Lease expense was approximately $30,800, $28,200 and $15,630 for 1993, 1994 and 1995, respectively.

NOTE 10.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of the inter-divisional payable approximates fair value. It is included in the financial statements as a current liability due to the pending sales discussed in Note 11. The inter-divisional payable will be satisfied by the proceeds of the sale. In the financial statements of the Company, all inter-divisional payables/receivables are eliminated.

NOTE 11.  SUBSEQUENT EVENT

     On April 8, 1996, the Company entered into an asset purchase agreement to sell substantially all the assets relating to the operations of the Stations for $7,765,000. The sale of the Station is contingent based on FCC consent. The buyer will purchase all of the assets for the Stations, free and clear of any liabilities, mortgages, liens, pledges, conditions or encumbrances except for the Stations' cash, rights to refunds or deposits which relate to the period prior to closing and accounts receivable. Also at closing, $475,000 of the sales price will be deposited with the indemnification escrow agent. The indemnification period will be for a period of two (2) years following the closing. The indemnification by seller and buyer shall be for any losses, liabilities or damages resulting from untrue representations, breach of warranty or non-fulfillment of covenants, liabilities not expressly assumed by buyer, liabilities resulting from operations prior to the closing date for the buyer or liabilities resulting from operation after the closing date for the seller.

                             Page 13 of 26 Pages

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The Unaudited Pro Forma Consolidated Statement of Operations for the twelve months ended December 31, 1995 presents the statement of operations of Commodore Media, Inc. (the "Company") as if (i) the issuance of 13 -1/4% Senior Subordinated Notes, due 2003, and Warrants to purchase 75,500 shares of Class A Common Stock (the "Recapitalization Transactions"), (ii) the issuance of Senior Exchangeable Redeemable Preferred Stock, Series A, $.01 par value per share (the "Preferred Stock Offering"), (iii) borrowings from the AT&T Commercial Finance Corporation (the "Senior Credit Facility") and (iv) the acquisition of Danbury Broadcasting, Inc. (the "Danbury Acquisition"), the acquisition of radio stations from Treasure Coast Media, Inc. (the "1995 Treasure Coast Acquisition"), Hudson Valley Growth, L.P. (the "Westchester Acquisition"), Media VI (the "1996 Treasure Coast Acquisition"), Q Broadcasting, Inc. (the "Stamford Acquisition") and Adventure Communications, Inc. and Simmons Broadcasting Company (the "Huntington Acquisition") (collectively, the "Acquisitions") had occurred on January 1, 1995. The Unaudited Consolidated Pro Forma Statement of Operations for the nine months ended September 29, 1996 presents the statement of operations of the Company as if the Recapitalization Transactions, the Preferred Stock Offering, the Senior Credit Facility and the Acquisitions (excluding the 1995 Treasure Coast Acquisition) had occurred on January 1, 1995. The Unaudited Pro Forma Consolidated Balance Sheet at September 29, 1996 presents the balance sheet of the Company as if the Huntington Acquisition had occurred on September 29, 1996.

The Acquisitions have been accounted for using the purchase method of accounting. The total cost of such Acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the respective purchase prices assumed in the pro forma financial statements is preliminary. The Company does not expect that the final allocation of the purchase price will materially differ from the preliminary allocation.

The pro forma adjustments are based on available information and on certain assumptions that the Company believes are reasonable under the circumstances. The pro forma consolidated financial information should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto, as well as the Financial Statements and Notes thereto of Danbury Broadcasting, Inc., (included in the Form 8-K/A filed June 10, 1996), Q Broadcasting, Inc. and Media VI, (included in the Form 8-K/A filed August 12, 1996) and Adventure Communications, Inc. which includes the operating results of the Simmons Broadcasting stations purchased (included elsewhere in this filing). The pro forma statement of operations data are not necessarily indicative of the results that would have occurred if the Recapitalization Transactions, the Preferred Stock Offering, the Senior Credit Facility and the Acquisitions had occurred on the date indicated, nor are they indicative of the Company's future results of operations.

                             Page 14 of 26 Pages

COMMODORE MEDIA, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS)


                                                                 TWELVE MONTHS ENDED DECEMBER 31, 1995
                                                 -----------------------------------------------------------------------------
                                                                 1995                                      1996
                                                               Treasure                                  Treasure
                                                 Commodore       Coast      Westchester     Danbury       Coast        Stamford
                                                Media, Inc.   Acquisition   Acquisition  Acuisition(a)  Acquisition  Acquisition(b)
                                                -- ---------  -----------   -----------  -------------  -----------  --------------

Total revenue                                    $ 33,653       $ 537        $ 714         $  2,734      $  2,131        $  3,044
Less: agency commissions                           (2,858)        (43)         (37)            (247)         (139)           (224)
                                                 --------        ----        -----         --------      --------        --------
Net revenue                                        30,795         494          677            2,487         1,992           2,820

Station operating expenses                         19,033         319          601            1,896         1,492           3,496
Corporate expenses                                  2,051           0            0              369             0               0
Depreciation and amortization                       1,926         169          172              432           149             444
Long-term incentive compensation                    2,007           0            0                0             0               0
                                                 --------        ----        -----         --------      --------        --------
Operating income (loss)                             5,778           6          (96)            (210)          351          (1,120)

Interest expense, net                               7,000           0          128              296           216             518



Other expenses (income)                               434           0          (43)             (26)            0               0

                                                 --------       -----         -----        --------       -------        --------
Net (loss) income before income taxes
     and extraordinary item                        (1,656)          6          (181)           (480)          135          (1,638)
Income taxes                                          140           0             0               0             0               0

                                                 --------       -----       --------        --------     --------        --------
Net (loss) income before extraordinary item      $ (1,796)       $  6       $   (181)       $   (480)    $    135        $ (1,638)
                                                 ========       =====       ========        ========     ========        ========

                                                               TWELVE MONTHS ENDED DECEMBER 31, 1995
                                                 -----------------------------------------------

                                                            Huntington         Pro Forma
                                                           Acquisition        adjustments      Combined
                                                           -----------        -----------      --------

Total revenue                                                $  3,389        $                  $ 46,202
Less: agency commissions                                         (187)                            (3,735)
                                                             --------                          --------
Net revenue                                                     3,202                             42,467

Station operating expenses                                      2,118          (2,004)(c)         26,951
Corporate expenses                                                573            (849)(d)          2,144
Depreciation and amortization                                     244              98 (e)          3,634
Long-term incentive compensation                                    0                              2,007
                                                             --------                           --------
Operating income (loss)                                           267                              7,731

Interest expense, net                                               0           1,168 (f)         11,301
                                                                                2,549 (g)
                                                                                  584 (h)
                                                                               (1,158)(i)
Other expenses (income)                                            (7)             35 (j)            613
                                                                                  220 (k)
                                                              --------                          --------
Net (loss) income before income taxes
     and extraordinary item                                        274                            (4,183)
Income taxes                                                        76            (76)(t)            140

                                                              --------                          --------
Net (loss) income before extraordinary item                   $    198                          $ (4,323)
                                                              ========                          ========

                                                        Page 15 of 26 Pages

COMMODORE MEDIA, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS)


                                                                              NINE MONTHS ENDED SEPTEMBER 29, 1996
                                               -------------------------------------------------------------------------------
                                                                            1996
                                                                          Treasure
                                                       Commodore            Coast             Stamford          Huntington
                                                    Media, Inc.(l)      Acquisition  (m)     Acquisition      Acquisition (n)
                                               -------------------------------------------------------------------------------
Total revenue                                       $   32,273            $     310             $  1,271        $     801
Less: agency commissions                                (2,657)                 (15)                (102)             (51)
                                                     ---------            ---------             --------        ---------
Net revenue                                             29,616                  295                1,169              750

Station operating expenses                              19,841                  245                2,100               91
Corporate expenses                                       1,685                    0                    0              435
Depreciation and amortization                            2,021                   26                  127              165
                                                     ---------            ---------             --------        ---------
Operating income (loss)                                  6,069                   24               (1,058)              59

Interest expense, net                                    7,743                   46                  (25)               0


Other expenses (income)                                  1,708                    0                    0               (2)
                                                     ---------            ---------             --------        ---------
Net loss before income taxes
     and extraordinary item                             (3,382)                 (22)              (1,033)              61
Income taxes                                               133                    0                    0               24
                                                     ---------            ---------             --------        ---------
Net loss before extraordinary item                   $  (3,515)           $     (22)            $ (1,033)       $      37
                                                     =========            =========             ========        =========


                                             NINE MONTHS ENDED SEPTEMBER 29, 1996
                                               ---------------------------------

                                                  Pro Forma           Pro Forma
                                                 Adjustments           Combined
                                               ---------------------------------
Total revenue                                      $                    $34,655
Less: agency commissions                                                 (2,825)
                                                                       --------
Net revenue                                                              31,830

Station operating expenses                          (1,672)(c)           20,605
Corporate expenses                                    (400)(d)            1,720
Depreciation and amortization                          200 (o)            2,539
                                                                       --------
Operating income (loss)                                                   6,966

Interest expense, net                                  277 (p)            8,691
                                                       266 (q)
                                                       405 (r)
                                                       (21)(i)
Other expenses (income)                                 32 (s)            1,738
                                                                       --------
Net loss before income taxes
     and extraordinary item                                              (3,463)
Income taxes                                           (24)(t)              133
                                                                       --------
Net loss before extraordinary item                                     $ (3,596)
                                                                       ========

                             Page 16 of 26 Pages

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     (a) Reflects the historical statement of operations of the Danbury Acquisition. The Danbury Acquisition operated on a June 30 fiscal year end. The historical statement of operations included in the unaudited pro forma consolidated statement of operations, however, has been prepared on a calendar year basis based on the unaudited quarterly financial statements of the Danbury Acquisition.

     (b) Reflects the historical statement of operations of the Stamford Acquisition. The Stamford Acquisition operated on a September 30 fiscal year end. The historical statement of operations included in the unaudited pro forma consolidated statement of operations, however, has been prepared on a calendar year basis from the unaudited quarterly financial statements of the Stamford Acquisition.

     (c) Cost savings expected to be realized by combining duplicative programming, general and administrative functions and sales responsibilities in markets with multiple stations, commission reduction, facilities consolidation and reductions in professional fees due to consolidation.

     (d) Corporate and general administrative expenses have been incrementally adjusted due to the Acquisitions.

     (e) To reflect reduced depreciation and amortization (net) related to the Acquisitions due to differences arising from the purchase price allocation and changes in accounting policy, according to the following:

                  Reduced pro forma depreciation and amortization expense due to
                      differences in accounting policy                                       $(500)
                  Incremental pro forma depreciation and amortization expense due to
                      purchase price allocation                                                598
                                                                                             -----
                                                                                             $  98
                                                                                             =====

                             Page 17 of 26 Pages

     (f) To reflect adjustment to interest expense associated with the financing of the Danbury and Westchester Acquisitions. The Company used $6.7 million of available cash and financed the remaining $8.2 million of the purchase price with funds obtained from the Senior Credit Facility. Pro forma interest expense, net, associated with the transaction is as follows (dollars in thousands):

                  Incremental pro forma interest expense related to financed
                      portion of purchase price ($8.2 million, 9.74%, 12 months)        $  799
                  Interest income forfeited due to available cash used to fund
                      purchase price ($6.7 million, 5.5%, 12 months)                       369
                                                                                        ------
                                                                                        $1,168
                                                                                        ======


     (g) To reflect the adjustment to interest expense associated with the Recapitalization Transactions and the 1995 Treasure Coast Acquisition as well as the financing of the 1996 Treasure Coast and Stamford Acquisitions. The Company used $3.1 million of available cash to fund the 1995 Treasure Coast Acquisition, and 1.05 million of available cash, $10.0 million of proceeds received from the issuance of the Preferred Stock Offering and $6.45 million of advances received from the Senior Credit Facility to fund the 1996 Treasure Coast and Stamford Acquisitions. Pro forma interest expense, net, associated with the above is as follows (dollars in thousands):

                  Incremental pro forma interest expense related to the
                      Recapitalization Transactions                                           $ 2,773
                  Elimination of interest expense related to the Company's debt retired
                      in 1995 as part of the Recapitalization Transaction                        (995)
                  Interest income forfeited due to available cash used to fund the
                      1995 Treasure Coast Acquisition ($3.1 million,
                      5.5%, 6 months)                                                              85
                 1996 Treasure Coast Acquisition and Stamford Acquisition:
                      Incremental pro forma interest expense due to financed portion of
                           purchase price ($6.45 million, 9.74%, 12 months)                       628
                      Interest income forfeited due to available cash used to fund
                           purchase price ($1.05 million, 5.5%, 12 months)                         58
                                                                                              -------
                                                                                              $ 2,549
                                                                                              =======


                             Page 18 of 26 Pages

     (h) To reflect adjustment to interest expense associated with the financing of the Huntington Acquisition. The Company obtained $6.0 million of equity funding from Capstar Broadcasting Partners and financed the remaining $6.0 million of the purchase price with funds obtained from the Senior Credit Facility. Pro forma interest expense, net, associated with the transaction is as follows (dollars in thousands):

          Incremental pro forma interest expense related to
            financed portion of purchase price ($6.0 million, 9.74%,
            12 months)                                                  $ 584


     (i) To eliminate interest on debt not assumed by the Company.

     (j) Elimination of non-operating income that is not expected to be realized by the Company.

     (k) To reflect incremental amortization expense of deferred financing fees as follows:

                  Amortization of deferred financing fees related to debt retired
                      during 1995                                                           $ (69)
                  Incremental pro forma amortization of deferred financing fees
                      associated with the Senior Credit Facility                              129
                  Incremental pro forma amortization of deferred financing fees
                      associated with Recapitalization Transactions                           160
                                                                                            -----
                                                                                            $ 220
                                                                                            =====


                             Page 19 of 26 Pages

     (l) The Company had been operating the Danbury and Westchester Acquisitions under a Local Marketing Agreement ("LMA") since October 30, 1995 and, therefore, has included actual results of operations in its consolidated statement of operations for the nine months ended September 29, 1996.

     (m) The Company had been operating the 1996 Treasure Coast Acquisition under and LMA since February 19, 1996 and, therefore, has included actual results of operations in its consolidated statement of operations since that date.

     (n) The Company had been operating the Huntington Acquisition under an LMA since April 1, 1996 and, therefore, has included actual results of operations in its consolidated statement of operations since that date.

     (o) To reflect incremental depreciation and amortization (net) related to the Acquisitions due to differences arising from the purchase price allocation and changes in accounting policy, according to the following:

          Reduced pro forma depreciation and amortization expense due to
              differences in accounting policy                                          $ (85)
          Incremental pro forma depreciation and amortization expense due to
              purchase price allocation                                                   285
                                                                                        -----
                                                                                        $ 200
                                                                                        =====

     (p) To reflect adjustment to interest expense associated with the purchase on March 27, 1996 of the Danbury and Westchester Acquisitions, as stated in adjustment (f). Pro forma net interest expense associated with the transaction is as follows (dollars in thousands):

                  Incremental pro forma interest expense related to financed
                      portion of purchase price ($8.2 million, 9.00%, 3 months)         $ 185
                  Interest income forfeited due to available cash used to fund
                      purchase price ($6.7 million, 5.5%, 3 months)                        92
                                                                                        -----
                                                                                        $ 277
                                                                                        =====


                             Page 20 of 26 Pages

     (q) To reflect adjustment to interest expense associated with the purchase on May 31, 1996 and May 30, 1996 of the 1996 Treasure Coast and Stamford Acquisitions, respectively, as stated in adjustment (g).
         Pro forma net interest expense associated with the transaction is as follows (dollars in thousands):

                  Incremental pro forma interest expense due to financed portion
                      of purchase price ($6.45 million, 9.00%, 5 months)                $ 242
                  Interest income forfeited due to available cash used to fund
                      purchase price ($1.05 million, 5.5%, 5 months)                       24
                                                                                        -----
                                                                                        $ 266
                                                                                        =====


     (r) To reflect adjustment to interest expense associated with the purchase of the Huntington Acquisition, as stated in adjustment (h). Pro forma net interest expense associated with the transaction is as follows (dollars in thousands):

                  Incremental pro forma interest expense due to financed portion
                      of purchase price ($6.0 million, 9.00%, 9 months)               $ 405

     (s) To reflect incremental pro forma amortization expense of deferred financing fees associated with the Senior Credit Facility.


     (t) Elimination of tax expense that is not expected to be realized by the Company.


                             Page 21 of 26 Pages

Commodore Media, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
(Dollars in thousands)


                                                                                       As of September 29, 1996
                                                                ----------------------------------------------------------
                                                                  Commodore      Huntington      Pro Forma       Pro Forma
                                                                Media, Inc.(a)  Acquisition     Adjustments       Combined
                                                                --------------  -----------     -----------      ---------

ASSETS:

Cash                                                             $   5,325       $     95      $  (12,500)(b)   $     5,425
                                                                                                      600 (b)
                                                                                                      (95)(b)
                                                                                                    6,000 (c)
                                                                                                    6,000 (d)
Accounts receivable, net                                             7,825             33             (33)(b)         7,825
Prepaid expenses and other current assets                              513             37             (37)(b)           513
Deferred income taxes                                                   --             26             (26)(b)            --
                                                                  --------        -------     -----------        ----------
     Total current assets                                           13,663            191             (91)           13,763

Property, plant and equipment, net                                  11,930          1,079             (79)(b)        12,930
FCC licenses and goodwill, net                                      49,505            121          11,379 (b)        61,005
Other intangible and other assets, net                               8,870              0            (600)(b)         8,270


                                                                  --------        -------     -----------        ----------
     Total assets                                                 $ 83,968        $ 1,391     $    10,609        $   95,968
                                                                  ========        =======     ===========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):

Accounts payable and accrued liabilities                         $   5,487        $ 1,628     $    (1,628)(b)         5,487
Current portion of long-term debt                                       12              0                                12

                                                                  --------        -------     -----------        ----------
     Total current liabilities                                       5,499          1,628          (1,628)            5,499

Long-term debt                                                      87,591              0           6,000 (c)        93,591

Noncurrent compensation                                              1,425              0                             1,425
Deferred income taxes                                                1,700              0                             1,700
Senior Preferred Stock                                               9,165              0                             9,165
Stockholders' equity (deficit)                                     (21,412)          (237)            237 (b)       (15,412)
                                                                                                    6,000 (d)

                                                                  --------        -------     -----------        ----------
     Total liabilities and
          stockholders' equity (deficit)                          $ 83,968        $ 1,391     $    10,609        $   95,968
                                                                  ========        =======     ===========        ==========




                             Page 22 of 26 Pages

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


     (a) The Danbury and Westchester Acquisitions both closed on March 27, 1996 and are therefore reflected in the Company's financial position as of September 29, 1996.

     The Stamford Acquisition and the 1996 Treasure Coast Acquisition closed on May 30, 1996 and May 31, 1996, respectively, and are therefore, reflected in the Company's financial position as of September 29, 1996.

     (b) To reflect the purchase of the Huntington Acquisition for $12.0 million and the preliminary allocation of the purchase price, including fees and expenses of $500,000. A deposit of $600,000 had been paid for the Huntington Acquisition that was applied to the purchase price at the closing.

     The allocation of purchase price and elimination of the assets not acquired and the liabilities not assumed in connection with the Huntington Acquisition is as follows (dollars in thousands):

                                      Allocation of
                                         Purchase       Carrying
                                          Price           Value       Adjustment
                                    -------------     --------        ----------
ASSETS:
Cash                                    $      0       $     95        $    (95)
Accounts receivable, net                       0             33             (33)
Prepaid expense and other
       current assets                          0             37             (37)
Deferred taxes                                --             26             (26)
Property, plant and equipment, net         1,000          1,079             (79)
Intangible assets, net                    11,500            121          11,379
                                         --------       --------        --------
       Total assets                     $ 12,500       $  1,391        $ 11,109
                                         ========       ========        ========

LIABILITIES:
Accounts payable and accrued
       expenses                                0          1,628          (1,628)
Current portion of long-term debt              0              0               0
Long-term debt                                 0              0               0
                                         --------       --------        --------
Net assets                              $ 12,500       $   (237)       $ 12,737
                                         ========       ========        ========

Stockholders' equity                                   $   (237)       $    237
                                                        ========        ========


                             Page 23 of 26 Pages

     (b) The preliminary allocation of purchase price may change upon final determination of the fair value of net assets acquired.

     (c) To reflect funds totaling $6,000,000 received from the Senior Credit Facility for the purchase of the Huntington acquisition.

     (d) To reflect equity funding from Capstar Broadcasting Partners of $6,000,000 for the purchase of the Huntington Acquisition.

                             Page 24 of 26 Pages

                                   SIGNATURES





Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               Commodore Media, Inc.
                               (Registrant)




Date: December 31, 1996         /s/ James T. Shea, Jr.
                               --------------------------
                               James T. Shea, Jr.
                               President
                               (principal executive officer)




Date: December 31, 1996        /s/ James J. Sullivan
                               --------------------------
                               James J. Sullivan
                               Chief Financial Officer
                               (principal financial and accounting officer)


                              Page 25 of 26 Pages

                                   SIGNATURES





Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      Commodore Media of Delaware, Inc.
                                               a Delaware Corporation
                                      Commodore Media of Kentucky, Inc.
                                               a Delaware Corporation
                                      Commodore Media of Pennsylvania, Inc.
                                               a Delaware Corporation
                                      Commodore Media of Norwalk, Inc.
                                               a Delaware Corporation
                                      Commodore Media of Florida, Inc.
                                               a Delaware Corporation
                                      Commodore Media of Westchester, Inc.
                                               a Delaware Corporation
                                      Commodore Holdings, Inc.
                                               a Delaware Corporation
                                      Danbury Broadcasting, Inc.
                                               a Connecticut Corporation



Date:  December 31, 1996              By: /s/ James T. Shea, Jr.
                                         --------------------------
                                          James T. Shea, Jr.
                                          President
                                          (principal executive officer)


Date:  December 31, 1996              By:  /s/ James J. Sullivan
                                          ---------------------------
                                           James J. Sullivan
                                           Secretary, Treasurer
                                           (principal financial and accounting
                                           officer)


                              Page 26 of 26 Pages